EXHIBIT 10.1

EMPLOYEE AGREEMENT AMENDMENT

THIS AGREEMENT (the “Agreement”) is made and entered into on August 29, 2013 by and between Lightwave Logic, Inc., a Nevada Corporation (the “Company”), located at 111 Ruthar Dr., Newark, Delaware 19711; and Thomas E. Zelibor (“Employee”).

1.

This Agreement amends that certain Employee Agreement dated May 1, 2012, made and entered into by the parties hereto (the “Employee Agreement”). Capitalized terms herein have the same meaning as used in the Employee Agreement, unless otherwise noted.

2.

Effective September 1, 2013, Paragraph 4.1 of Article Four is deleted in its entirety and replaced with the following:

4.1. Base Compensation. For all services rendered by Employee under this Employee Agreement, the Company agrees to pay Employee the rate of $18,750 per month, which shall be payable to Employee not less frequently than monthly, or as is consistent with the Company’s practice for its other employees.

3.

All other provisions of the Employee Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

LIGHTWAVE LOGIC, INC.:

/s/ Vicki Clark	By:	/s/ James S. Marcelli
(Witness signature)		James S. Marcelli, President

EMPLOYEE:

/s/ Vicki Clark	/s/ Thomas E. Zelibor
(Witness signature)	Thomas E. Zelibor